Exhibit 99.1

December 2, 2024

Venus Concept, Inc.
235 Yorkland Blvd., Suite 900,
Toronto, Ontario M2J 4Y8

Re:          Resignation from the Board of Directors of Venus Concept Inc.

To whom it may concern,

By this resignation letter, the undersigned hereby irrevocably resigns from his position(s) as (i) a director on the board of directors of Venus Concept Inc., a Delaware corporation (the “Company”), and (ii) a member of the Nominating and Corporate Governance Committee of the board of directors of the Company, in each case of clause (i) and (ii), on which the undersigned currently serves, effective immediately.

Please note that the undersigned’s resignation is not as a result of any disagreement between the undersigned and the Company, its management, board of directors or any committee of the board of directors.

This resignation letter is intended to comply with any relevant provisions of the organizational documents of the Company and with the relevant provisions of the laws of the State of Delaware.

This resignation letter may be executed and transmitted by .pdf or other forms of electronic transmission, and any signature on a .pdf or other form of electronic transmission shall be considered an original for all purposes and shall be fully enforceable.

[Signature pages follow]

Very truly yours,

/s/ Garheng Kong

Garheng Kong, M.D.

[Signature Page to Omnibus Director Resignation]